UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 27, 2021

Enviva Partners, LP
(Exact name of registrant as specified in its charter)

Delaware	001-37363	46-4097730
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7272 Wisconsin Ave.	Suite 1800
Bethesda,	MD	20814
(Address of principal executive offices)		(Zip code)

(301)	657-5560
Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	EVA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Michael A. Johnson as Vice President and Chief Accounting Officer
On July 27, 2021, the Partnership announced that Michael A. Johnson was appointed to serve as Vice President and Chief Accounting Officer of the General Partner, effective as of July 27, 2021, and in connection therewith, Shai S. Even, who was the previous principal accounting officer, will continue to serve as the Chief Financial Officer and principal financial officer of the General Partner. Mr. Johnson will also serve at the same position at the Partnership’s sponsor and its subsidiaries (other than the Partnership).
Prior to joining Enviva, Mr. Johnson was Chief Financial Officer and Chief Accounting Officer at SandRidge Energy, Inc. from February 2018 through July 2020, and was Chief Accounting Officer from August 2017 through January 2018. Prior to that, Mr. Johnson served as Senior Vice President – Accounting, Controller and Chief Accounting Officer at Chesapeake Energy Corporation from 2000 until May 2017, serving as its Vice President of Accounting and Financial Reporting from 1998 to 2000 and as Assistant Controller from 1993 to 1998. From 1991 to 1993, Mr. Johnson served as Project Manager of Phibro Energy Production, Inc. Mr. Johnson began his career at Arthur Andersen & Co. and served in roles of increasing responsibility, including Audit Manager, from 1987 to 1991. Mr. Johnson is a Certified Public Accountant and graduated from the University of Texas at Austin in 1987.
Entry into Employment Agreement with Mr. Johnson
In connection with his appointment as Vice President and Chief Accounting Officer of the General Partner, Enviva Management Company, LLC (“Enviva Management Company”) entered into an employment agreement with Mr. Johnson dated as of July 27, 2021 (the “Employment Agreement”). The initial term of the Employment Agreement is one year and will automatically renew annually for successive 12-month periods unless either party provides written notice of non-renewal at least 60 days prior to a renewal date.
Pursuant to the Employment Agreement, Mr. Johnson (i) will receive an annual salary of $300,000; (ii) will be eligible to receive a discretionary annual bonus under Enviva Management Company’s annual incentive plan, the target amount of which will be not less than 50% of Mr. Johnson’s annual salary with the amount of the annual bonus actually paid to Mr. Johnson being determined using performance standards established by the board of directors of the general partner of the Partnership’s sponsor or a committee thereof, in its sole discretion; (iii) will receive an initial pro rata award under the Enviva Partners, LP equity compensation plan (the “LTIP”) with a target value equal to 56.25% of Mr. Johnson’s annual salary and awards for subsequent years with a target equal to 75% of Mr. Johnson’s annual salary; and (iv) will be eligible to participate in the employee benefit plans and programs available to similarly situated employees of Enviva Management Company. Mr. Johnson will also be entitled to a reimbursement for business expenses.
Mr. Johnson is also entitled to severance payments in certain circumstances. Mr. Johnson would be entitled to accrued but unpaid base salary, reimbursements and other employee benefits (the “Accrued Obligations”) in the event his employment was terminated upon the provision of a notice of nonrenewal by Mr. Johnson, by Enviva Management Company for “cause,” by Mr. Johnson without “good reason” (each as defined in the Employment Agreement) or as a result of Mr. Johnson’s death, and all other compensation and benefits would terminate as of the date of termination.
In the event Enviva Management Company were to terminate Mr. Johnson’s employment without “cause,” Mr. Johnson terminated his employment for “good reason” or Mr. Johnson’s employment terminated as a the result of a “disability” (as defined in the Employment Agreement), he would be entitled to (i) the Accrued Obligations, (ii) a severance payment (payable in installments) in an amount equal to his base salary plus annual bonus, (iii) full vesting of outstanding awards under the LTIP (which vesting for awards that include a performance requirement (other than continued service) will be based on (1) actual performance if such termination occurs within the six-month period preceding the expiration of the performance period or (2) target performance if such termination occurs at any other time during the performance period) and (iv) monthly reimbursement for the amount Mr. Johnson pays for continuation coverage under the employer’s group health plans for up to 12 months following such termination.
The Employment Agreement also contains certain restrictive covenants pursuant to which Mr. Johnson recognized an obligation to comply with, among other things, certain confidentiality covenants as well as covenants not to compete in a defined market area with Enviva Management Company (or any of its affiliates to which he has provided services or about which he has obtained confidential information) or to solicit their employer’s or its affiliates’ employees, in each case, during the term of the Employment Agreement and for a period of one year thereafter.
This summary is qualified in its entirety by reference to the full text of the Employment Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Related Persons
There are no arrangements or understandings between Mr. Johnson and any other person pursuant to which Mr. Johnson was appointed as an executive officer of the Partnership, as applicable, and there are no relationships between Mr. Johnson and the Partnership that would require disclosure under Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended.
Item 9.01. Financial Statements and Exhibits.
Exhibits.

EXHIBIT NUMBER	DESCRIPTION
10.1*	Employment Agreement, dated as of July 27, 2021 and effective as of July 27, 2021, between Enviva Management Company, LLC and Mr. Johnson.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

* Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVIVA PARTNERS, LP

	By:	Enviva Partners GP, LLC, as its sole general partner

Date: July 30, 2021	By:	/s/ Jason E. Paral
	Name:	Jason E. Paral
	Title:	Vice President, Associate General Counsel and Secretary

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